Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

USD Partners LP

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-214565) and Form S-8 (No. 333-228260 and 333-201275) of USD Partners LP of our report dated June 16, 2022, with respect to the consolidated financial statements of USD Netherlands Coöperatief U.A., which appears in this Current Report on Form 8-K/A of USD Partners LP.

/s/ BDO USA, LLP

Houston, Texas

June 16, 2022